SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                                 (Amendment No.)


Filed by the Registrant                       [X]
Filed by a party other than the Registrant    [ ]
Check the appropriate box:
   [ ]   Preliminary Proxy Statement
   [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
   [X]   Definitive Proxy Statement
   [ ]   Definitive Additional Materials
   [ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          The Commerce Group, Inc.
  ---------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)


  ---------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


   Payment of Filing Fee (Check the appropriate box):
   [X]   No fee required
   [ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.
         (1)   Title of each class of securities to which transaction applies:

               ---------------------------------------------------------------
         (2)   Aggregate number of securities to which transaction applies:

               ---------------------------------------------------------------
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

               ---------------------------------------------------------------
         (4)   Proposed maximum aggregate value of transaction:

               ---------------------------------------------------------------
         (5)   Total fee paid:

               ---------------------------------------------------------------
   [ ]   Fee paid previously with preliminary materials.
   [ ]   Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         (1)   Amount previously paid:

               ---------------------------------------------------------------
         (2)   Form, Schedule or Registration Statement No.:

               ---------------------------------------------------------------
         (3)   Filing party:

               ---------------------------------------------------------------
         (4)   Date Filed:

               ---------------------------------------------------------------

                          The Commerce Group, Inc.
                               211 Main Street
                        Webster, Massachusetts 01570
                               (508) 943-9000




                                                             April 11, 2003


To Our Stockholders:

      I am pleased to invite you to attend the 2003 Annual Meeting of Stockholders of The Commerce Group, Inc., which will be held at 9:00 a.m. on Friday, May 16, 2003, at the Company's new Sutton Road Building, 16 Sutton Road, Webster, Massachusetts.

      The accompanying Notice of the Annual Meeting of Stockholders and Proxy Statement set forth the business to come before this year's Annual Meeting.

      If you plan to attend the meeting, please bring a form of personal identification with you and, if you are acting as proxy for another, please bring written confirmation from the record owner that you are acting as proxy.

      Whether or not you expect to attend the meeting, please sign and date the enclosed form of proxy and return it promptly in the accompanying envelope to ensure that your shares will be represented. If you attend the meeting, you may withdraw any proxy previously given and vote your shares in person if you so desire.

                                       Cordially,

                                       /s/ Arthur J. Remillard, Jr.

                                       ARTHUR J. REMILLARD, JR.
                                       President, Chief Executive Officer
                                       and Chairman of the Board

                              Table of Contents

                                                                       Page
                                                                       ----

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS                                 -

GENERAL INFORMATION                                                      1

VOTE REQUIRED                                                            1

COST OF SOLICITATION                                                     2

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT           2

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE                  4

GOVERNANCE OF THE COMPANY                                                4

REPORT OF THE AUDIT COMMITTEE                                            6

ELECTION OF DIRECTORS                                                    7

EXECUTIVE COMPENSATION AND OTHER TRANSACTIONS                           10

  Summary Compensation Table                                            10
  Aggregated Fiscal Year-End Option Values                              11
  Long-Term Incentive Plan-Book Value Awards                            12

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS      13

COMPENSATION COMMITTEE REPORT                                           15

COMMON STOCK PERFORMANCE                                                17

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                          18

INDEPENDENT AUDITORS                                                    18

OTHER BUSINESS                                                          18

STOCKHOLDER PROPOSALS                                                   19

                          The Commerce Group, Inc.
                               211 Main Street
                              Webster, MA 01570
                               (508) 943-9000




                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD MAY 16, 2003


                                                             April 11, 2003

To Our Stockholders:

      You are cordially invited to attend the 2003 Annual Meeting of Stockholders of The Commerce Group, Inc. (the "Company") at the Company's new Sutton Road Building located at 16 Sutton Road, Webster, Massachusetts at 9:00 a.m. on Friday, May 16, 2003. The meeting is called for the purpose of considering and acting upon:

      1. A proposal to fix at 17 the number of directors of the Company and to elect such directors.

      2. The transaction of such other business as may properly come before the meeting or any adjournment or adjournments thereof.

      The close of business on March 21, 2003 was fixed by your Board of Directors as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

      We urge you to attend and to participate at the meeting, no matter how many shares you own. Even if you do not expect to attend the meeting personally, we urge you to please vote, and then sign, date and return the enclosed proxy card in the postpaid envelope provided. If you receive more than one proxy card because your shares are registered in different names or at different addresses, please sign and return each proxy card so that all of your shares will be represented at the meeting.

                                       By Order of the Board of Directors

                                       /s/ John W. Spillane

                                       JOHN W. SPILLANE
                                       Clerk

                          THE COMMERCE GROUP, INC.
                               211 Main Street
                              Webster, MA 01570
                               (508) 943-9000

                               PROXY STATEMENT
                     FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD MAY 16, 2003

                             GENERAL INFORMATION

      This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors of The Commerce Group, Inc. (the "Company"). The Proxies will be used at the Annual Meeting of the Stockholders of the Company on Friday, May 16, 2003 at 9:00 o'clock a.m. at the Company's new Sutton Road Building located at 16 Sutton Road in Webster, Massachusetts and at any adjournment or adjournments thereof (the "Annual Meeting"). The Company's Annual Report to Stockholders on Form 10-K, containing the financial statements for the year ended December 31, 2002 and the report of the Company's independent auditors, Ernst & Young LLP thereon, is being mailed with this Proxy Statement to the Company's stockholders of record at the close of business on March 21, 2003. The Company mailed this Proxy Statement and related form of Proxy on or about April 11, 2003.

                                VOTE REQUIRED

      A Proxy is enclosed. Unless contrary instructions are indicated on the Proxy, or the Proxy is revoked, all shares represented by each Proxy received will be voted FOR a proposal to fix at 17 the number of directors of the Company and FOR the election of the nominees for directors named on page 7 and by the Proxy holders in their discretion on any other business properly to come before the Annual Meeting. If a stockholder specifies a different choice by means of the Proxy, the shares will be voted as specified. A stockholder may revoke a Proxy at any time prior to the time it is voted by filing with the Clerk of the Company, or its transfer agent, a written notice of revocation or by delivering to the Company, or its transfer agent, a duly executed Proxy bearing a later date. Any stockholder who attends the Annual Meeting in person will not be deemed thereby to revoke the Proxy, unless such stockholder affirmatively indicates thereat his or her intention to vote the shares in person.

      So long as a quorum is present at the Annual Meeting, the directors shall be elected by a plurality of the votes cast at the Annual Meeting by the holders of shares entitled to vote thereat. There is no cumulative voting in the election of directors. With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will have no effect on the outcome of the election of directors. Broker non-votes and shares represented by any Proxy as to which the vote for each director nominee has been withheld will be treated as shares present or represented at the Annual Meeting for quorum purposes. (A "broker non-vote" occurs when a registered broker holding a customer's shares in the name of the broker has not received voting instructions on a matter from the customer and is barred from exercising discretionary authority to vote on the matter, which the broker indicates on the proxy.)

      Only the holders of record of shares of Common Stock at the close of business on March 21, 2003 will be entitled to receive notice of and to vote at the Annual Meeting.

      At the close of business on March 21, 2003, the Company had 31,879,835 shares of Common Stock outstanding and entitled to be voted. Every stockholder will be entitled to one vote for each share of Common Stock recorded in his or her name on the books of the Company as of that date.

                            COST OF SOLICITATION

      The cost of soliciting Proxies for the Annual Meeting will be borne by the Company. Proxies may be solicited by directors, officers or employees of the Company without additional compensation in person or by telephone or telegram. The Company will use the services of Georgeson Shareholder to aid in the solicitation of Proxies at a fee of $4,000 plus expenses. The Company will also request persons, firms and corporations holding shares in their names, or in the names of their nominees, which shares are beneficially owned by others, to send this proxy material to and obtain Proxies from such beneficial owners and will reimburse such holders for their reasonable expenses in so doing.

       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information as of March 21, 2003 with respect to the beneficial ownership of shares of the Company's Common Stock by the following individuals: (a) each person who is known to the Company to own beneficially more than 5% of the outstanding shares of such stock; (b) the Company's directors and nominees; (c) each of the executive officers named in the Summary Compensation Table; and, (d) all of the Company's directors and executive officers as a group. The information in the tables and in the related notes has been furnished by or on behalf of the indicated owners.


                  Name and Address                           Amount of Shares       Percentage
                 of Beneficial Owner                      Beneficially Owned(1)    of Shares(1)
-----------------------------------------------------------------------------------------------

(a)   Security ownership of certain beneficial owners:

      The Commerce Group, Inc.                                2,901,814                9.1%
      Employee Stock Ownership Plan
      211 Main Street
      Webster, MA 01570

(b)   Security ownership of directors and nominees:

      Herman F. Becker                                          443,980                1.4%
      Joseph A. Borski, Jr.                                      66,752                 *
      Eric G. Butler                                            177,424                 *
      Henry J. Camosse                                          195,211(2)              *
      Gerald Fels                                               761,343(3)             2.4%
      David R. Grenon                                           328,842(4)             1.0%
      Robert W. Harris                                          109,697(5)              *
      Robert S. Howland                                          68,474(6)              *
      John J. Kunkel                                          1,051,370                3.3%
      Raymond J. Lauring                                        835,774                2.6%
      Normand R. Marois                                         187,427                 *
      Suryakant M. Patel                                        577,034                1.8%
      Arthur J. Remillard, Jr.                                  751,339(7)             2.4%
      Arthur J. Remillard, III                                  975,527(8)             3.1%
      Regan P. Remillard                                        685,752(9)             2.2%
      Gurbachan Singh                                           410,102                1.3%
      John W. Spillane                                          757,704(10)            2.4%





                  Name and Address                           Amount of Shares       Percentage
                 of Beneficial Owner                      Beneficially Owned(1)    of Shares(1)
-----------------------------------------------------------------------------------------------

(c)   Security ownership of named executive officers:

      Arthur J. Remillard, Jr.                                  751,339(7)             2.4%
      Gerald Fels                                               761,343(3)             2.4%
      Regan P. Remillard                                        685,752(9)             2.2%
      James A. Ermilio                                           22,658(11)             *
      Arthur J. Remillard, III                                  975,527(8)             3.1%

(d)    All executive officers and                             8,734,741(12)           27.4%
      directors as a group (23 persons)

--------------------
*     Less than 1%.

<F1>  The indicated shares are those as to which the beneficial owner has sole voting and investment power except as follows. As to the shares held by the Company's Employee Stock Ownership Plan ("ESOP") and allocated to participants' accounts, the beneficial owner has no investment power. All other stock not yet allocated to participants will be voted by the committee administering the ESOP (the "ESOP Committee"). ESOP Participants who are current employees of the Company or its subsidiaries and who are 100% vested in their ESOP accounts can annually elect to transfer out of the ESOP up to 100% of their allocated Company stock in the form of an eligible rollover distribution into another eligible retirement plan, such as a qualified individual retirement arrangement. Approximately 2,159,000 shares held by the ESOP at December 31, 2002 were allocated to the ESOP accounts of these individuals. ESOP Participants who are former employees of the Company may generally elect to withdraw from the ESOP the shares allocated to their accounts at any time. Approximately 557,000 shares held by the ESOP at December 31, 2002 were allocated to the ESOP accounts of these individuals. The remaining approximately 205,000 shares held by the ESOP at December 31, 2002 were allocated to the ESOP accounts of Participants who have not yet reached 100% vesting in their account balances. Disposition of these unvested shares is restricted under the ESOP. Of the persons named in the table, only Gerald Fels is a member of the ESOP Committee. Randall V. Becker and Joseph J. Staffieri, Executive Officers of the Company, are also members of the ESOP Committee. The indicated shares not held by the ESOP also include shares owned beneficially by spouses, parents, children and relatives who share the same home, trusts in which the named individual or family member sharing the same home serves as a trustee and corporations of which the named individual is an executive officer or principal shareholder; the named individuals disclaim any beneficial interest in shares so included. The percentage of shares is calculated using 31,879,835 shares outstanding at March 21, 2003, except for the executive officers whose percentages are derived by dividing the shares listed by outstanding shares plus their individual exercisable option shares.
<F2>  Includes 128,461 shares held by three trusts of which Mr. Camosse is the trustee.
<F3>  Includes 71 shares held by the ESOP and 243,195 shares that may be acquired under exercisable options.
<F4>  Includes 11,600 shares held by a trust of which Mr. Grenon's wife is the trustee.
<F5>  Includes 55,349 shares held by a trust of which Mr. Harris is the trustee and 38,728 shares held by a trust of which Mr. Harris' wife is the trustee.
<F6>  Includes 48,474 shares held by a trust of which Mr. Howland is a co-
      trustee with his son and 20,000 shares held by a trust of which Mr. Howland's wife is the trustee.

                   (footnotes continued on following page)




<F7>  Includes 2,772 shares held by the ESOP and 191,465 shares that may be acquired under exercisable options.
<F8>  Includes 147,201 shares held by the ESOP, 108,794 shares held by a trust of which Mr. Remillard, III is the trustee, 37,204 shares held by six trusts of which Mr. Remillard, III is a co-trustee and 58,025 shares that may be acquired under exercisable options.
<F9>  Includes 8,694 shares held by the ESOP, 14,650 shares held by a trust of which Mr. Remillard is a co-trustee and 140,234 shares that may be acquired under exercisable options.
<F10> Includes 6,212 shares held by two trusts of which Mr. Spillane's son is the trustee.
<F11> Includes 1,935 shares held by the ESOP and 20,723 shares that may be acquired under exercisable options.
<F12> Includes 221,858 shares held by the ESOP and 800,563 shares that may be acquired under exercisable options.

                            --------------------

                                SECTION 16(a)
                  BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who own more than ten percent of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities, if any, of the Company. Executive officers, directors and greater than ten percent beneficial owners are required to furnish the Company with copies of all
Section 16(a) forms they file.

      To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 2002, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with, except that Regan P. Remillard, an executive officer and director of the Company, filed a late Form 4 in March 2003 disclosing four separate gifts of Common Stock that were given to him and a trust of which he is a co-trustee, and Normand R. Marois and Gurbachan Singh, directors of the Company, each filed one late report in March 2003 disclosing gifts of common stock that were given by them.

                          GOVERNANCE OF THE COMPANY

      Proxies are solicited for the 2003 Annual Meeting to give all holders of Common Stock a chance to vote for the persons who are to be their representatives in the governance of the Company.

      The Company's directors are elected annually by the stockholders and hold office for a term of one year or until their successors, if any, are elected and duly qualified.

      The Board of Directors (the "Board") held four meetings during 2002, and the attendance of directors as a group was 98.5%. The Board has a standing Audit Committee which held five meetings during 2002, a standing Compensation Committee which held two meetings in 2002 and a standing Nominating Committee which held one meeting during 2002. All of the directors attended 75% or more of the aggregate of their respective Board and Committee Meetings.

      For information regarding the functions performed by the Audit Committee and its membership, please refer to the "Report of the Audit Committee", included in this Proxy Statement.

      The Compensation Committee reviews the salary recommendations and performance evaluations prepared by management for all officers and makes recommendations to the Board for the salaries of the five highest paid executive officers. This Committee also makes recommendations to the Board regarding incentive compensation programs for officers and directors, administers the existing Management Incentive Plan and has the authority to grant awards under that plan.

      The Nominating Committee reviews the qualifications of prospective directors and provides recommendations to the Board for the nomination of directors. The Nominating Committee considers stockholder proposals for director nominees which should be sent to the attention of the Assistant to the President at the Company's principal office.

      Directors, including those who are employees of the Company, receive $1,500 for each meeting of the Board of Directors of the Company attended. Directors who are not employees of the Company, are paid $500 for each committee meeting of the Board of Directors of the Company attended. Directors who are not employees of the Company and serve as a director of Commerce Holdings, Inc. ("CHI"), a subsidiary of the Company, or CHI's subsidiaries, The Commerce Insurance Company ("Commerce") and Citation Insurance Company ("Citation"), are paid $500 for each meeting of the Board of Directors of CHI, Commerce and Citation attended. Directors, including those who are employees of the Company and serve as a director of ACIC Holding Co., Inc. ("AHC"), or its subsidiary, American Commerce Insurance Company ("ACIC"), are paid $2,000 for each AHC meeting and $2,200 for each ACIC meeting attended, respectively, and $1,000 for each committee meeting of the Board of Directors attended. AHC is a 95% owned subsidiary of Commerce. Certain directors also serve as directors of Bay Finance Company, Inc. and Clark-Prout Insurance Agency, Inc., wholly-owned subsidiaries of the Company. All directors of the Company, including those who are employees of the Company, receive an annual stipend of $23,000. In addition, directors of CHI who are not directors of the Company receive an annual stipend of $23,000.

      Directors also receive an annual Book Value Award ("BVA"), which entitles the recipient to receive a cash payment for each BVA based upon the increase in the book value of a share of Common Stock in excess of a specified minimum target. In 2002, each director received a number of BVAs approximately equal to 8.2% of the compensation paid to him as a director of the Company during 2001. Each 2002 BVA entitles the director to receive a cash payment equal to the book value of a share of Common Stock on December 31, 2004, less the base price of such BVA. The base price for the 2002 BVAs ($29.20) is the book value of a share of Common Stock on December 31, 2001 ($24.52) increased at the rate of 6% per annum compounded annually through December 31, 2004. For the purpose of this calculation, the December 31, 2004 book value of a share of Common Stock is increased for all cash dividends and the fair market value of all distributions of property made by the Company which the director would have been entitled to receive had he owned, from the date of the BVA grant until the expiration date, that number of shares of Common Stock equal to the number of BVAs under such award. The book value of a share of the Company's Common Stock excludes changes in unrealized gains and losses on bonds and preferred stocks and is adjusted for the impact of treasury stock and capital stock transactions. It is a condition to the receipt of any payment that may be due under a 2002 BVA to a director that the recipient has been a director of the Company continuously through April 30, 2005, unless his term shall have been terminated because of death or for any reason approved by the Board of Directors of the Company. Payments under the BVAs are accelerated in the event of the sale of the Company. See "Executive Compensation and Other Transactions" and "Compensation Committee Report" for a description of BVAs granted to the Company's executive officers and directors..

      In 2001, the Company's directors approved a Directors' Retirement Compensation Plan (the "Retirement Plan"). The Retirement Plan becomes effective for each Company director (including directors who are employees of the Company) upon terminating service from the Company's Board of Directors provided that such termination was not made under conditions adverse to the Company's interest. Effective with the annual meeting wherein the director is not reappointed to the Board of Directors, and provided benefits are not paid until such time as the director has attained the age of 65, the Company will pay an annual retirement benefit equal to 50% of the average annual total compensation of the director for the immediately preceding three full years ("three year average compensation"). The annual retirement benefit of 50% of the three year average compensation vests at the rate of 4.0% for each year of Board of Directors service up to a maximum of 100% vesting through termination of service. Payments continue for a maximum of ten years over the remaining life of the terminated director, or his or her then spouse, if the director pre-deceases the spouse. No payments are to be made after the death of the director and spouse. Expenses related to the Retirement Plan in 2002 amounted to $117,300 and a total of $35,600 was paid under the Retirement Plan for two retired directors.

                        REPORT OF THE AUDIT COMMITTEE

                                    2002

      In accordance with the rules established by the Securities and Exchange Commission ("SEC"), this report has been prepared by the Audit Committee for inclusion in this proxy statement. The Committee meets with the Company's internal and independent auditors, with and without management present, to discuss the overall scope and plans for their respective audits, and to review the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Board of Directors has adopted a written charter for the Audit Committee. Each member of the Audit Committee satisfies the definition of an "independent director" as established by the New York Stock Exchange.

      As part of its ongoing activities, the Audit Committee has:

      * Reviewed and discussed with management the Company's audited consolidated financial statements for the fiscal year ended December 31, 2002;

      * Discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended; and,

      * Received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent auditors their independence.

      Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 and be filed with the SEC.

                                       Respectively submitted,

                                       Joseph A. Borski, Jr., Chairman
                                       David R. Grenon
                                       Suryakant M. Patel

                            ELECTION OF DIRECTORS

      It is the intention of the persons named as Proxies in the accompanying form of Proxy (unless otherwise specified by the stockholder granting the proxy) to vote such Proxies (a) to fix the number of directors for the ensuing year at 17, and (b) to elect the persons named in the following table, all of whom are now members of the Board of Directors, to serve until the next scheduled annual meeting and until their successors are chosen and qualified. In the event, however, that any of the nominees for membership on the Board of Directors becomes unavailable (which is not now anticipated by the Company), the persons named as Proxies have discretionary authority to vote for a substitute or to reduce the number of directors to be determined and elected. The Board of Directors of the Company has no reason to believe that any of the nominees will be unwilling or unable to serve if elected.


                                                                               Director
             Name                     Position with the Company         Age    since(4)
---------------------------------------------------------------------------------------

Arthur J. Remillard, Jr.         President, Chief Executive Officer,     72      1972
                                 Chairman of the Board, Director

Gerald Fels                      Executive Vice President, Chief         60      1976
                                 Financial Officer, Director

Arthur J. Remillard, III         Senior Vice President-Policyholder      47      1983
                                 Benefits, Assistant Clerk, Director

John W. Spillane                 Clerk, Director                         70      1972

Regan P. Remillard               Senior Vice President, Director         39      1993

Herman F. Becker                 Director                                74      1972

Joseph A. Borski, Jr. (1),(3)    Director                                69      1972

Eric G. Butler                   Director                                75      1988

Henry J. Camosse                 Director                                72      1972

David R. Grenon (3)              Director                                63      1972

Robert W. Harris                 Director                                71      1975

Robert S. Howland                Director                                83      1972

John J. Kunkel (2)               Director                                91      1972

Raymond J. Lauring               Director                                77      1972

Normand R. Marois (1)            Director                                67      1972

Suryakant M. Patel (2),(3)       Director                                62      1983

Gurbachan Singh (2)              Director                                64      1991

--------------------
<F1>  Member of the Compensation Committee.
<F2>  Member of the Nominating Committee.
<F3>  Member of the Audit Committee.
<F4>  Prior to the Company's incorporation in 1976, the named person with a date prior to 1976 was a director of The Commerce Insurance Company which commenced business in 1972.

      Arthur J. Remillard, Jr. has been the President, Chief Executive Officer and Chairman of the Board of the Company since 1976. Mr. Remillard, Jr. has been Chief Executive Officer and Chairman of the Board of The Commerce Insurance Company ("Commerce") since 1972 and President of Commerce from 1972 to November 2001. Mr. Remillard, Jr. is also Chairman of the Governing Committee, Chairman of the Actuarial Committee, Vice Chairman of the Governing Committee Review Panel, Chairman of the Budget Committee and Vice Chairman of the Personnel Committee of the Commonwealth Automobile Reinsurers ("CAR"). Mr. Remillard, Jr. is also Chairman of the Governing Committee and a member of the Budget Committee, Executive Committee and Nominating Committee of the Automobile Insurers Bureau of Massachusetts ("AIB").

      Gerald Fels, a Certified Public Accountant, was appointed President and Chief Operating Officer of Commerce in November 2001, and Executive Vice President of the Company in November 1989. From 1981 to November 1989, Mr. Fels was Senior Vice President of the Company. Mr. Fels was the Treasurer of the Company from 1976 to 1995 and of Commerce from 1975 to 1995. Mr. Fels has also been Chief Financial Officer of the Company since 1976 and of Commerce since 1975. Mr. Fels is also Vice Chair and a director of American Nuclear Insurers and an Advisory Committee Member of several investment funds managed by Conning Capital Partners.

      Arthur J. Remillard, III was appointed Senior Vice President-Policyholder Benefits in 1988 and has been Assistant Clerk of the Company since 1982. In August 2001, Mr. Remillard, III became responsible for the Claim Operations of American Commerce Insurance Company. From 1981 to 1988, Mr. Remillard, III was Vice President-Mortgage Operations. In addition, Mr. Remillard, III was elected Vice Chairman of the Board of Governors of the Insurance Fraud Bureau of the AIB in 2002 and he has served on that Board since 1991. Additionally, he has served on the CAR Claims Advisory Committee since 1990 and the AIB Claims Committee since 1991.

      John W. Spillane has been counsel to and Clerk of the Company since its incorporation and a practicing attorney since 1957. Mr. Spillane is the Senior Partner of Spillane & Spillane LLP. He is also a director of Rovac Corporation, a seller of air conditioning equipment.

      Regan P. Remillard was appointed President of American Commerce Insurance Company in 2001, President of ACIC Holding Co., Inc. in 1998 and Vice Chairman of the Board and Chief Executive Officer of American Commerce Insurance Company in 1999. Mr. Remillard was appointed President of Commerce West Insurance Company in 1996. Mr. Remillard was appointed Senior Vice President of the Company in 1995. Mr. Remillard was General Counsel of the Company from 1995 to February, 2000. From 1994 to 1995, Mr. Remillard was a practicing attorney at Hutchins, Wheeler & Dittmar, a Massachusetts law firm specializing in corporate law and litigation. From 1989 to 1993, Mr. Remillard was Government Affairs Monitor of the Company. Mr. Remillard is a member of the Massachusetts Bar.

      Herman F. Becker is the owner of Sterling Realty, a real estate agency, since 1962, as well as owner of ABCO Development Co. In addition, since 1971, Mr. Becker is the principal stockholder, President and Treasurer of Huguenot Development Corp., a real estate development corporation.

      Joseph A. Borski, Jr. is a self-employed Certified Public Accountant in the public practice of tax planning and preparation and accounting services for 42 years. Mr. Borski, Jr. has served on the Audit Committee of the Company for the past eleven years and has been the Chairman of the Committee for the last seven years. Mr. Borski, Jr. has also been Chairman of the Compensation Committee of the Company for the past twelve years. Mr. Borski, Jr. has served on the Board of Directors of the Company since its inception.

      Eric G. Butler was Vice President-Claims and the General Claims Manager of Commerce and Citation from 1981 until his retirement in 1993.

      Henry J. Camosse was the President of Henry Camosse & Sons Co., Inc., a building and masonry supplies company, from 1964 until his retirement in 1992.

      David R. Grenon is the retired founding President and CEO of the Protector Group Insurance Agency, Inc. Mr. Grenon was actively engaged in the property, casualty and life insurance business from 1961 to 2001. Mr. Grenon also was a director of CFX Corporation and Safety Fund National Bank, a subsidiary of CFX Corporation. CFX Corporation was acquired by Banknorth Group, Inc. (formerly People's Heritage Financial Group, Inc.). Mr. Grenon is also President of E-C Realty Corporation and E-C Realty LLC.

      Robert W. Harris is retired. Prior to retirement, Mr. Harris was the Treasurer of H.C. Bartlett Insurance Agency, Inc. from 1958 until 1987.

      Robert S. Howland has been retired since 1985. Prior to retirement, Mr. Howland was the Clerk of H.C. Bartlett Insurance Agency, Inc.

      John J. Kunkel is President and Treasurer of Kunkel Buick & GMC Truck and Treasurer of Kunkel Bus Company. He is also a licensed real estate broker and licensed auto damage appraiser.

      Raymond J. Lauring has been retired since 1983. Prior to retirement, Mr. Lauring was the President of Lauring Construction Company.

      Normand R. Marois is retired. Prior to retirement, Mr. Marois was Chairman of the Board of Marois Bros., Inc., a contracting firm, since 1984. Mr. Marois was appointed a director of PipeDirect.com in 2000.

      Suryakant M. Patel is retired. Prior to retirement, Dr. Patel was a physician specializing in internal medicine since 1966.

      Gurbachan Singh is retired. Prior to retirement, Dr. Singh was a physician engaged in the practice of general surgery for more than 25 years.

      The only family relationships among any of the executive officers or directors of the Company are that Arthur J. Remillard, III and Regan P. Remillard are the sons of Arthur J. Remillard, Jr. and that Randall V. Becker, Treasurer and Chief Accounting Officer of the Company, is the son of Herman F. Becker.

                EXECUTIVE COMPENSATION AND OTHER TRANSACTIONS

      The following table contains a summary of the annual, long-term and other compensation for each of the fiscal years ended December 31, 2002, 2001 and 2000, of those persons who were, at December 31, 2002, the Chief Executive Officer and the other four most highly compensated executive officers of the Company.

                         Summary Compensation Table


                                                                 Long-Term Compensation
                                                                ------------------------
                                                                  Awards       Payments
                                                                ------------------------
                                                                Securities
                                                   Annual       Underlying
              Name and                          Compensation      Options        LTIP          All Other
         Principal Position             Year       Salary           (#)       Payouts(1)    Compensation(2)
-----------------------------------------------------------------------------------------------------------

Arthur J. Remillard, Jr.                2002      $755,370             -       $200,333         $ 66,152
  President, Chief Executive Officer    2001      $719,400       341,969       $255,556         $ 62,652
  and Chairman of the Board             2000      $660,000       191,465       $396,923         $ 60,652

Gerald Fels                             2002      $415,800             -       $104,484         $ 76,106
  Executive Vice President and          2001      $396,000       186,528       $133,544         $ 75,807
  Chief Financial Officer               2000      $360,000        95,733       $201,992         $ 72,806

Regan P. Remillard                      2002      $277,648             -       $ 76,606         $ 74,685
  Senior Vice President                 2001      $264,000       103,627       $ 98,060         $ 86,072
                                        2000      $240,000        56,574       $ 79,022         $ 88,496

James A. Ermilio                        2002      $252,000             -       $ 41,496         $ 51,920
  Senior Vice President and             2001      $240,000        74,267       $ 55,464         $ 48,378
  General Counsel                       2000      $215,004        20,723       $      -         $138,671

Arthur J. Remillard, III                2002      $225,854             -       $ 60,102         $ 58,130
  Senior Vice President-                2001      $215,100        65,633       $ 77,052         $ 54,616
  Policyholder Benefits and             2000      $190,008        34,270       $ 85,120         $ 52,502
  Assistant Clerk

--------------------
<F1>  Represents payments on Book Value Awards tied to increases in the book value of a share of the Company's Common Stock and payments on Stock Appreciation Rights (2000 only) tied to increases in the market value of a share of the Company's Common Stock. Payments made in 2002 on Book Value Awards were tied to increases in book value which matured in 2002. The 2002 amounts include book value award payments of $8,632 each to Arthur J. Remillard, Jr., Gerald Fels, Regan P. Remillard, and Arthur J. Remillard, III related to their service as Directors of the Company. No payments on Stock Appreciation Rights occurred in 2002 or 2001.
<F2>  The 2002 amounts under "All Other Compensation" consist of directors fees of $29,000 to Arthur J. Remillard, Jr., $29,000 to Arthur J. Remillard, III, $45,800 each to Gerald Fels and Regan P. Remillard and $23,000 to James A. Ermilio; the cost of group-term life insurance (based on the Internal Revenue Service Uniform Cost Table) provided by the Company in excess of $50,000 to

                   (footnotes continued on following page)




      Arthur J. Remillard, Jr. of $8,652, to Gerald Fels of $1,806, to Regan P. Remillard of $385, to James A. Ermilio of $420, and to Arthur J. Remillard, III of $630; cash bonus of $8,500 to each of the named executive officers; and, contributions of $20,000 made or accrued by the Company to the ESOP for each of the named executive officers. The amount of the Company's contribution to the ESOP is determined annually by the respective subsidiary Board of Directors. Benefits under the ESOP become partially vested when a participant has completed three years of service and fully vested after seven years of service. Amounts received on exercise of stock options are not included in this column. Information regarding shares acquired and value realized on exercise of stock options in 2002 is reflected in the table that follows.

                            --------------------

      The table requiring information concerning stock options granted is not presented since the Company discontinued the practice of granting stock options in 2002.

      The following table shows information for the Chief Executive Officer and the other named executive officers concerning the number of stock options redeemed and the value realized upon redemption during the year ended December 31, 2002 and the aggregate number and value of stock options held as of December 31, 2002. The Company granted stock options for the first time in 1999, and these options became fully exercisable on April 30, 2002.

               Aggregated Option Exercises in Last Fiscal Year
                 and Option Values at December 31, 2002 (1)


                                                                 Number of Securities              Value of Unexercised
                                                                Underlying Unexercised                 In-the-Money
                               Number of                              Options at                        Options at
                            Shares Acquired       Value        December 31, 2002 (#)(2)            December 31, 2002 (3)
                              on Exercise       Realized     ----------------------------    --------------------------------
          Name                 in 2002(#)        in 2002     Exercisable    Unexercisable    Exercisable    Unexercisable (4)
-----------------------------------------------------------------------------------------------------------------------------

Arthur J. Remillard, Jr.        147,463        $1,524,767            0         533,434       $        0        $4,106,691

Gerald Fels                           0        $        0      147,462         282,261       $1,203,290        $2,157,336

Regan P. Remillard                    0        $        0       83,660         160,201       $  682,666        $1,230,718

James A. Ermilio                 25,536        $  260,519            0          94,990       $        0        $  693,715

Arthur J. Remillard, III              0        $        0       23,755          99,903       $  193,841        $  764,650

--------------------
<F1>  See "Compensation Committee Report" for additional information regarding the Company's Amended and Restated Incentive Compensation Plan, which awards in 2002 consisted solely of BVA grants.
<F2>  Options granted in 2001 and 2000 were unexercisable at December 31,
      2002. These options entitle the recipient to purchase Common Stock at the exercise price, on or after April 6, 2004 and April 5, 2003 respectively, the vesting dates, or such earlier date as determined by the Company's Board of Directors or as otherwise provided for in the agreement. Options granted in 1999 became exercisable on or after April 30, 2002. There were no stock options granted after 2001.
<F3>  The estimated value of the exercisable and unexercisable options, presented above, was calculated assuming the market price of the Company's Common Stock on the exercise date would be equal to the closing market price per share of the Company's Common Stock at December 31, 2002 of $37.49 as reported by the New York Stock Exchange, plus (only for the options granted in 1999 and

                   (footnotes continued on following page)




      2000) dividend distributions received by holders of the Common Stock since the date of grant. Dividends are currently payable at a rate of $1.24 per annum on a share of the Company's Common Stock. Set forth in note 4 below is the value of the options granted in 2000 that became exercisable on April 5, 2003 based upon the March 21, 2003 closing market price per share of the Company's Common Stock.
<F4>  The options that became exercisable on April 5, 2003 have an exercise price of $31.59. Based upon the March 21, 2003 closing market price per share of the Company's Common Stock of $35.65, the value (and number) of options that became exercisable on April 5, 2003 for the named executive officers would be as follows: Arthur J. Remillard, Jr.-$777,348 (191,465); Gerald Fels-$388,676 (95,733); Regan P.
      Remillard-$229,690 (56,574); James A. Ermilio-$84,135 (20,723); and
      Arthur J. Remillard, III-$139,136 (34,270). These options can be exercised through April 4, 2008.

      Pursuant to Bonus Payment Agreements, the Company agreed to pay as of April 5, 2003 to each holder of an option granted on April 5, 2000 an amount per option share equal to the dividends per share received by holders of Common Stock between the date of grant and the vesting date (April 5, 2003). The Company's Compensation Committee voted in 2003 to accelerate the payment of dividends under the Bonus Payment Agreements, resulting in the payment in February 2003 of $3.60 for each Option granted in 2000. The amounts received by the named executive officers were as follow: Arthur J. Remillard, Jr.-$689,274; Gerald Fels-$344,639; Regan P. Remillard-$203,666; James A. Ermilio-$74,603; and Arthur J. Remillard, III- $123,372.

      The following table contains information concerning certain long-term incentive awards granted in the form of book value awards ("BVAs") under the Amended and Restated Incentive Compensation Plan to the Chief Executive Officer and the other named executive officers during fiscal 2002:

               Long-Term Incentive Plan-Book Value Awards (1)


                                                                   Estimated
                                                                Future Payouts
                                                                Under Non-Stock
                                                               Price-Based Plans
                              Number of                        -----------------
          Name              Rights (#)(2)    Maturity Date         Target (3)
--------------------------------------------------------------------------------

Arthur J. Remillard, Jr.       295,677       April 30, 2005        $789,458

Gerald Fels                    165,253       April 30, 2005        $441,226

Regan P. Remillard              90,362       April 30, 2005        $241,267

James A. Ermilio                70,309       April 30, 2005        $187,725

Arthur J. Remillard, III        63,691       April 30, 2005        $170,055

--------------------
<F1>  See "Compensation Committee Report" for additional information regarding the Company's Amended and Restated Incentive Compensation Plan, consisting of BVA grants.
<F2>  During 2002, the Company granted BVAs which entitle the recipient to receive, by April 30, 2005, a cash payment for each BVA equal to the book value of a share of Common Stock of the Company on December 31, 2004, less the base price of such BVA. The base price for the 2002 BVAs ($29.20) is the book value of a share of Common Stock on December 31, 2001 ($24.52), increased at the rate

                   (footnotes continued on following page)




      of 6% per annum compounded annually through December 31, 2004. For the purpose of this calculation, the actual book value of a share of Common Stock at December 31, 2004 is increased for all cash dividends and the fair market value of all distributions of property made by the Company which the recipient would have been entitled to receive had he owned shares of Common Stock equal to the number of BVAs held by him from the date of grant until the expiration date. The December 31, 2004 book value of a share of the Company's Common Stock excludes changes in unrealized gains and losses of bonds and preferred stocks and is adjusted for the impact of treasury stock and capital stock transactions. It is a condition to the receipt of any payment that may be due under a BVA that the participant has been in the continuous employ of the Company through April 30, 2005, unless such employment shall have terminated due to the participant's death or for any reason approved by the Board of Directors of the Company including retirement as specified within the terms of agreement. Payments under the BVAs are accelerated in the event of the sale of the Company.
<F3>  Future payouts, if any, under the BVAs are tied to increases in the book value of a share of Common Stock and other factors. Therefore, it is not possible to determine the future payouts. Futhermore, there are no minimum or maximum payouts under the BVAs. The amounts set forth in this column are the amounts that would be paid if the December 31, 2002 book value of a share of the Common Stock of the
      Company: (a) adjusted for treasury stock purchased in 2002, (b) excluding changes in unrealized gains and losses of bonds and preferred stocks, (c) plus dividends paid in 2002 and, (d) increased by $3.10 in each of 2003 and 2004. This $3.10 amount represents an average of net earnings per weighted average common share for 2000, 2001 and 2002, exclusive of the after-tax impact of realized gains and losses, change in accounting principle and the impact of variable accounting for stock options. Although realized gains or losses are included in the calculation of book value, these items have been excluded due to the uncertainty of their occurrence and, therefore, the impact on the Company's future book value. There can be no assurance that the Company's performance will continue with the same or similar trends.

                            --------------------

                     SECURITIES AUTHORIZED FOR ISSUANCE
                       UNDER EQUITY COMPENSATION PLANS

      The following table contains a summary of the total number of shares of the Company's stock to be issued upon exercise of outstanding stock options, the weighted-average exercise price of these outstanding stock options and the number of shares of the Company's stock remaining available for future issuance under equity compensation plans at December 31, 2002. This information is presented for equity compensation plans that have and have not been approved by stockholders of the Company.


                                                                                   No. of Securities
                                                                                       Remaining
                                           No. of Securities      Weighted-Avg.      Available for
                                           to be Issued Upon     Exercise Price     Future Issuance
                                              Exercise of        of Outstanding      Under Equity
            Plan Category                 Outstanding Options        Options          Comp. Plans
----------------------------------------------------------------------------------------------------

Equity compensation plans approved
 by security holders (1)                       2,160,709             $31.35            2,557,664

Equity compensation plans not approved
 by security holders (2)(3)(4)                 2,597,380             $39.27                  N/A
                                               -------------------------------------------------
      Total                                    4,758,089             $35.68                  N/A
                                               =================================================

                        (footnotes on following page)




<F1>  During 2002, the Company's stockholders approved the Amended and
      Restated Incentive Compensation Plan which provides for the award of incentive stock options, non-qualified stock options, book value awards, stock appreciation rights, restricted stock and performance stock units. At the discretion of the Compensation Committee all directors, officers and other senior management employees of the Company or any of its subsidiaries are eligible to participate in this plan.
<F2>  On January 29, 1999, the Company granted stock options (the "Initial
      Options") to insurance agents (the "Agents") of American Commerce Insurance Company ("American Commerce") to purchase 1,872,380 shares of Common Stock. The exercise price of the Initial Options is $36.32 per share. The Initial Options expire 10 years after the grant date. Each Initial Option vests and becomes exercisable five years after the grant date, based on the average annual volume of other-than-Massachusetts private passenger automobile and homeowners direct written premiums ("Qualifying Business") that the Agent places with American Commerce during the five-year period ending December 31, 2003 (the "Five-Year Average"). The holders of the Initial Options also have the right to require the Company to purchase the Initial Options at a purchase price per share equal to the difference between $40.00 less the exercise price of $36.32, after the Initial Option is vested, if the Five-Year Average is equal to or greater than a specified goal.
<F3>  The Company has agreed to grant additional options (the "Growth
      Options") to Agents who increase the volume of Qualifying Business during the 12-month period ending on June 30 in each year. Pursuant to these agreements, on July 31 in each year, the Company will grant one Growth Option covering 25,000 shares of Common Stock for each $1,000,000 increment of additional Qualifying Business. The exercise price of the Growth Options will be equal to 125% of the average of the daily averages of the high and low sale price per share of the Common Stock for the month of June in that year. The Growth Options expire 10 years after the grant date. Each Growth Option vests and becomes exercisable five years after the grant date, if and only if, the Qualifying Business that the Agent places with American Commerce during the five-year period ending on the fifth anniversary of the grant date is not less than the threshold of Qualifying Business that triggered the grant of that Growth Option. The Company may terminate its obligation to grant future Growth Options under the agreement by giving the Agent written notice at least 90 days prior to the effective date of such termination. Through December 31, 2002, the Company has granted Growth Options covering 725,000 shares of Common Stock.
<F4>  Based upon the growth in Qualifying Business in the 2002 calendar year, the Company expects to grant Growth Options covering approximately 1.0 million shares of Common Stock in 2003.

                            --------------------

                        COMPENSATION COMMITTEE REPORT

                                    2002

      The Compensation Committee (the "Committee") is responsible for recommending to the Board of Directors the establishment of policies that govern both annual compensation and the Management Incentive Plan for the chief executive officer and other officers of the Company.

      The Committee meets each year to review the base compensation of the Company's officers, to grant awards under the Company's Amended and Restated Incentive Compensation Plan and, as appropriate, to recommend changes in that plan or the pattern of incentive compensation awards.

      The Company's compensation program is designed to reward executives for strategic management and enhancement of stockholder value. In general, the same compensation policies are applied to the chief executive officer and to all of the other executive officers of the Company.

      The Amended and Restated Incentive Compensation Plan approved by the stockholders in 2002, provides incentive compensation based on Book Value Awards ("BVAs") and Stock Options ("Options"). As can be seen from the Summary Compensation Table, the Company has made significant incentive compensation payments because the Company's book value and market value grew over the last several years. Approximately 19.6% of total compensation paid to the chief executive officer during 2002 was performance related. Approximately 16.5% of total executive compensation paid during 2002 to the other named executive officers who received LTIP payments, except for the chief executive officer, was performance related as further explained below.

      Performance for purposes of the Company's compensation program has historically been measured by a combination of (1) the increase in the book value of the Company's stock, through the use of BVAs, and (2) the increase in market value of a share of the Company's stock through the use of SARs and, beginning in 1999, through the use of Options which replaced SARs (collectively, the "Program"). SARs were last granted in 1998 and matured in 2001. In 2002, the Company discontinued the practice of granting Options and awarded only BVAs. BVAs are based upon the performance of the Company, as opposed to Options that are based upon the performance of the Company's stock and the variations within the stock market. The BVAs granted for 2002 were determined by dividing the base compensation of each officer by the Company's book value of $24.52 at December 31, 2001. The number of BVAs was then weighted by a factor ranging from two to ten, based on an officer's relative level of responsibility and potential to affect the Company's overall performance under a formula determined by the Compensation Committee.

      The Committee reviews and determines the targeted minimum increase in book value for purposes of the Program. Awards made under the Program in 2002 provide that no incentive compensation will be payable unless the book value of the Company's Common Stock at December 31, 2004, plus the value of dividends paid on the Common Stock between that date and December 31, 2001, exceeds $29.20, which represents an approximately 19.1% increase from the Company's book value per share of $24.52 at December 31, 2001. Increases or decreases in book value per share related to changes in the market value of bonds and preferred stocks are excluded from this calculation. Changes in the value of common stocks, including preferred stock mutual funds, on an after-tax basis, are included in this calculation. Adjustments are also made for the impact of treasury stock and capital stock transactions. For the BVAs granted in 2001 and 2000, the targeted compounded annual growth rate was 9.0%, or 29.5% for the three-year period. In 2002, the Committee recommended a 6.0% growth rate to the Board of Directors as being in line with the Massachusetts insurance marketplace. No advance payments are contemplated in the BVA Program at this time.

      Under the market value portion of the Program, incentive compensation will be realizable by the officers under the stock options only if and to the extent that the market price of the Company's Common Stock, at the time of exercise, exceeds the exercise price. Options granted in 1999 became exercisable on April 30, 2002 and terminate after the close of business on May 1, 2007. Options granted in 2000 and 2001 become exercisable on April 5, 2003 and April 6, 2004, respectively, and terminate after the close of business on April 6, 2008 and April 7, 2009, respectively. The exercise price ($30.80) of the options granted in 2001 was the closing market price for a share of the Company's Common Stock on April 6, 2001 (the grant date). Exercise prices of the options granted in 1999 ($32.81) and 2000 ($31.59) represent an approximately 15.8% increase from $28.34 and $27.29, respectively, the average of the daily high and low market prices for the Common Stock for the three-month period ended March 31, 1999 and 2000, respectively. The minimum growth in the market value of Common Stock required for the 1999 and 2000 Options to attain the initial exercise price equates to a compounded annual rate of growth of 5.0% for three years from the $28.34 and $27.29 average daily high and low price for the three months ended March 31, 1999 and 2000, respectively. The stock options granted in 1999, 2000 and 2001 were intended to qualify as incentive stock options to the maximum extent permissible under the Internal Revenue Code.

      The Company maintains an Employee Stock Ownership Plan with a 401(k) component. See "Executive Compensation and Other Transactions".

      The base salary for each officer, other than the chief executive officer, is recommended by the Company's management and reviewed and approved by the Committee. The 2002 base salaries for the Company's executive officers, other than the chief executive officer, increased on average approximately 5.0% from 2001 base salaries. These increases were intended to reflect increases in the cost of living, job performance during 2001, and base salary as compared to similar positions in the industry, all considered in the context of the officers' total compensation. The Committee established the chief executive officer's base salary for 2002, an approximate 5.0% increase, after taking into account increases in the cost of living and the chief executive officer's job performance during 2001, considered in the context of the Chief Executive Officer's total compensation. Company management and the Committee review industry salary surveys when establishing base salaries for all officers. As part of the review of industry salary information, the Compensation Committee believed it appropriate to increase base salaries for 2002 as noted above.

      The Committee will continue during 2003 to carefully consider officer compensation, and the components thereof, in relation to the Company's performance compared to that of industry performance levels for comparable companies and the performance history of the Company itself.

                                       Respectively submitted,

                                       Joseph A. Borski, Jr., Chairman
                                       Normand R. Marois

                          COMMON STOCK PERFORMANCE

      The graph below compares the cumulative total stockholder return on the shares of Common Stock of the Company for the last five years with the cumulative total return of the New York Stock Exchange Index and a group of six peer property and casualty insurance companies. The peer group consists of Baldwin & Lyons, Inc., W.R. Berkley, Mercury General Corporation, Progressive Insurance Group, Selective Insurance Group, Inc. and Twenty First Century Insurance Group.

     COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG THE COMMERCE
         GROUP, INC., PROPERTY AND CASUALTY INSURANCE PEER GROUP AND
                     THE NEW YORK STOCK EXCHANGE INDEX.

      The line graph, appearing on Page 17, compares the yearly percentage change in the Company's cumulative total shareholder return on common stock with that of a group of six peer property and casualty insurance companies and with the broad equity market index where the Company's Common Stock is traded. The X-axis lists the "measurement period" of the last five fiscal years beginning with December 31, 1997 and ending with December 31, 2002. The Y-axis lists the dollar values starting with $0 and ending with $200 representing cumulative total return. The information in the subsequent paragraph is the data plotted within the graph.


                                    12/31/97    12/31/98    12/31/99    12/31/00    12/31/01    12/31/02
--------------------------------------------------------------------------------------------------------

The Commerce Group, Inc.              $100        $112        $ 87        $ 94        $135        $138
Property and Casualty Peer Group      $100        $116        $ 58        $ 87        $113        $111
New York Stock Exchange Index         $100        $119        $130        $133        $122        $ 99

      This line graph assumes an investment of $100 in the Company's Common Stock, the New York Stock Exchange Index and the group of six peer property and casualty insurance companies on December 31, 1997 and reinvestment of all dividends.

               CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Members of the immediate family of Raymond J. Lauring, a director of the Company, own Lauring Construction Company. Mr. Lauring has no ownership interest in Lauring Construction Company. During 2002, Lauring Construction Company provided construction and construction management services in connection with a contract for the estimated $13 million renovation of a 130,000 square foot building purchased by the Company. Terms of the contract provide for a fixed fee of $650,000 for supervision and management of the project over the term of the contract. Total payments on the supervision and management services portion of the contract in 2002 were $275,000. Payments to Lauring Construction Company in 2002 for actual materials used and construction work performed on this project were $2,308,129 and payments for other work unrelated to the project were $33,000.

      Arthur J. Remillard, Jr. spends considerable time in Boston, Massachusetts in furtherance of the Company's business interests and, because of this, the Company provides office and part-time living accommodations to him at a condominium owned by the Company in Boston and the use, for business purposes, of an automobile owned by the Company. The Company believes the non-business connected economic benefit (if any) to Mr. Remillard, Jr. to be minimal.

                            INDEPENDENT AUDITORS

      Fees for services performed by the Company's independent auditors, Ernst & Young LLP, for the fiscal year ended December 31, 2002, were $269,410 and were for the following services:


                      Audit fees        $165,000
                      All other fees     104,410
                                        --------
                      Total             $269,410
                                        ========

      "All other fees" represent charges for state mandated audits of the Company's four insurance subsidiaries and the mortgage banking subsidiary and audits of Company sponsored retirement plans. There were no services performed by Ernst & Young LLP during 2002 that would be considered financial information systems design and implementation fees. The Audit Committee considered the amount of fees charged by Ernst & Young LLP not specifically related to the audit of the Company's consolidated financial statements, and determined that amount is compatible with maintaining their independence. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. As they have in the past several years, the Directors have not voted an independent auditor for 2003 as of the date of this Proxy Statement.

                               OTHER BUSINESS

      The Proxy confers discretionary authority with respect to any other business, which may come before the Annual Meeting. The Board knows of no other matters to be presented at the Annual Meeting. The persons named in the Proxy will vote according to their best judgment if any matter not included in this Proxy Statement does properly come before the Annual Meeting. Proxies solicited by the Board for the 2003 Annual Meeting will confer discretionary authority to vote on any matter to come before the Annual Meeting with respect to which the Company did not receive notice by February 25, 2003.

                            STOCKHOLDER PROPOSALS

      Any stockholder proposal intended to be presented at the 2004 Annual Meeting must be received at the Company's principal office by December 12, 2003 for consideration of inclusion in the Proxy Statement and form of Proxy related to that Meeting. The proposal must comply in all respects with the rules and regulations of the Securities and Exchange Commission. A stockholder proposal submitted after February 25, 2004 will be considered untimely.

The Commerce Group, Inc. Annual Stockholders' Meeting

                     DIRECTIONS TO SUTTON ROAD BUILDING

FROM WITHIN MASSACHUSETTS
The Commerce Insurance Company is easily accessible from the Massachusetts Turnpike and Interstate 290 via Interstate 395 which leads directly to Webster. The Massachusetts
Turnpike joins I-395 at Exit 10. I-290 merges with I-395 in Auburn. Follow I-395 south to Exit
3 (Cudworth Road). Follow directions "TO
SUTTON ROAD BUILDING."

FROM CONNECTICUT
I-95 joins the Massachusetts Turnpike in Springfield. Or, take Route 84 to Sturbridge and connect with the Massachusetts Turnpike eastbound. Exit the turnpike at Exit 10 in Auburn, and follow I-395 south to Exit 3 in Webster (Cudworth Road). Follow directions "TO
SUTTON ROAD BUILDING."

FROM RHODE ISLAND
Follow I-95 north to the Statehouse/Route 146 exit. Then follow Route 146 north to the Route
16 (Douglas/Webster) exit. Turn left at the exit and follow Route 16 into Webster. Turn right onto Sutton Road.

TO SUTTON ROAD BUILDING
From I-395 southbound, take Exit 3 (Cudworth Road).
Turn left at the end of the off-ramp onto Cudworth
Road and proceed 1.4 miles. Cudworth Road becomes
Sutton Road as you approach Commerce. The driveway to the Sutton Road building entrance is on the left next to the granite Commerce sign. From I-395 northbound, take Exit 3 (Cudworth Road). Turn right at the end of the off-ramp and follow directions above for Cudworth Road.

Picture of map

                                    PROXY

                          THE COMMERCE GROUP, INC.
                               16 SUTTON ROAD
                        WEBSTER, MASSACHUSETTS 01570

         This Proxy is Solicited on Behalf of the Board of Directors

      The undersigned stockholder of The Commerce Group, Inc. hereby appoints Gerald Fels, Arthur J. Remillard, III and John W. Spillane (each with power to act without the other and with power of substitution) as proxies to represent the undersigned at the Annual Meeting of the Common Stockholders of The Commerce Group, Inc. to be held at 9:00 a.m. on Friday, May 16, 2003 and at any adjournment thereof, with all the power the undersigned would possess if personally present, and to vote all shares of Common Stock of the Company which the undersigned may be entitled to vote at said Meeting, hereby revoking any proxy heretofore given.

      THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE, IT IS THE INTENTION OF THE PROXIES TO VOTE FOR A PROPOSAL TO FIX AT 17 THE NUMBER OF DIRECTORS OF THE COMPANY AND FOR ALL NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE.

 -------------                                                  -------------
| SEE REVERSE |   CONTINUED AND TO BE SIGNED ON REVERSE SIDE   | SEE REVERSE |
|    SIDE     |                                                |    SIDE     |
 -------------                                                  -------------

THE COMMERCE GROUP, INC.
C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694


[X] Please mark
    votes as in
    this example.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" FIXING THE NUMBER
                 OF DIRECTORS AT 17 AND "FOR" ALL NOMINEES.

1.  FIXING THE NUMBER OF DIRECTORS OF THE COMPANY AT 17 AND ELECTION OF
    DIRECTORS

    Nominees: (01) Herman F. Becker, (02) Joseph A. Borski, Jr.,
    (03) Eric G. Butler, (04) Henry J. Camosse, (05) Gerald Fels,
    (06) David R. Grenon, (07) Robert W. Harris, (08) Robert S. Howland,
    (09) John J. Kunkel, (10) Raymond J. Lauring, (11) Normand R. Marois,
    (12) Suryakant M. Patel, (13) Arthur J. Remillard, Jr.,
    (14) Arthur J. Remillard, III, (15) Regan P. Remillard,
    (16) Gurbachan Singh and (17) John W. Spillane.

     FOR FIXING THE                      WITHHELD FROM FIXING THE
  NUMBER OF DIRECTORS  [ ]          [ ]  NUMBER OF DIRECTORS AT 17
     AT 17 AND FOR                         AND WITHHELD FROM ALL
      ALL NOMINEES                                NOMINEES

[ ] ____________________________________________________
    For fixing the number of Directors at 17 and for all nominees except as noted above

                         MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  [ ]

                         MARK HERE IF YOU PLAN TO ATTEND THE MEETING    [ ]

Please sign exactly as your name(s) appear(s) on this proxy card and return promptly in the envelope provided. When signing as attorney, executor, trustee or guardian, please give your full title.

Signature: _____________ Date: ________ Signature: _____________Date: ________